Exhibit 99.4



                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE SOUTHERN DISTRICT OF GEORGIA
                               SAVANNAH DIVISION

------------------------------------
In re:                               )      Case No. 05-40129
                                     )
FRIEDMAN'S INC. et al.,              )      Chapter 11
                                     )      Jointly Administered
                  Debtors.           )
------------------------------------        Hon. Lamar W. Davis, Jr.



                             AGREED ORDER REGARDING
                 THE INTERNAL REVENUE SERVICE'S PROOFS OF CLAIM
                 ----------------------------------------------

         WHEREAS, the Internal Revenue Service (the "Service") filed, among others, Proofs of Claim Numbers 2938, 2941, 2946, 2948, 2950, 2952, 2973 and
2974 (the "IRS Proofs of Claim") which asserted certain tax claims due for the years 2001, 2002, 2003 and 2004;

         WHEREAS, Friedman's Inc. ("Friedman's") and certain of its subsidiaries and affiliates, debtors and debtors-in-possession in the above-captioned cases (collec tively, the "Debtors") objected (the "Objection") to the IRS Proofs of Claim on October 18, 2005 (Docket No. 1158);

         WHEREAS, the Debtors filed amended tax returns for the years 2001, 2002, 2003 and 2004 on November 18, 2005;

         WHEREAS, the Bankruptcy Court (the "Court") entered the Scheduling Order with Respect to Pretrial Status Conference on the Debtors' Objection to the Internal Revenue Service's Proofs of Claim on November 23, 2005 (Docket No.
1339);

         WHEREAS, the Court held a pretrial status conference with the Debtors and the Service on November 28, 2005;

         WHEREAS, the Court finds that: (i) it has jurisdiction over these matters pursuant to 28 U.S.C. ss.ss. 157 and 1334; (ii) this is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2); and (iii) upon the record herein after due deliberation thereon good and sufficient cause exists for the granting of the relief as set forth herein, and it is hereby

         ORDERED, ADJUDGED AND DECREED THAT:

A. Review Period for Determination of the Service's Claim and Friedman's Refund

         1. On November 30, 2005, the Service filed an amended claim against each of the Debtors asserting a priority claim in the amount of $8,047,799.95 plus a general unsecured claim for penalties in the amount of $731,299.80. As a result of substantive consolidation pursuant to the Debtors' First Amended Plan of Reorganization, as confirmed by the Court on November 23, 2005 (Docket No.
1338), the Service agrees to treat such amended claims as a single claim. On or before the completion of the Review Period (as defined below), the Service shall file an amended proof of claim (the "Amended Proof of Claim") reflecting a claim (the "Claim") in an amount of up to $8,047,799.95 (the "Capped Amount"). Such Claim shall be allowed (the "Allowed Claim") up to the Capped Amount to the extent that (i) the Service and the Debtors agree to the amount of the Claim within such Capped Amount or (ii) the Court subsequently issues an order allowing the Claim in an amount not exceeding such Capped Amount. If, for any reason, the Service is determined to have a claim in excess of the Capped Amount, the Allowed Claim shall be in the amount of the Capped Amount. The Service shall have no other claim against the Debtors or their subsidiaries, including Cougar Reinsurance Company Ltd. ("Cougar"), for any tax year or other period ending on or before the applicable Tax Year 2004. The Service shall have through and including May 1, 2006 (the "Review Period") to review the amended returns for 2001 through 2004 (the "Amended Returns") before either the Debtors or the Service may seek further relief from the Court (other than enforcement of the terms of this Agreed Order, which may be sought at any time).

         2. The Service and Friedman's shall reasonably cooperate during the Review Period. Such cooperation shall include, among other things, (i) Fried man's providing reasonable access to information and personnel to assist the Service with its review of the Amended Returns and (ii) the Service keeping Friedman's apprised of the status of its review. Friedman's and the Service shall set four dates during the Review Period to formally discuss the status of the review of the Amended Returns, the progress of the review made to date, the remaining items to be reviewed, any problems in connection with the review to date, and the Service's current assessments as of such date of the amount of the 2001 claim or any refund owed for subsequent years.

         3. The statute of limitations relating to the year 2001 shall be extended through December 31, 2006. The Service reserves all rights (other than asserting a claim) as to the amount of any refund asserted by Friedman's to be owed to it for the years 2002 through 2004 or the amount of net operating losses for the year 2004. Friedman's acknowledges that in the event a refund exceeds $2 million, the Joint Committee on Taxation (the "Joint Committee") shall have at least 30 days from the date it receives a formal report from the Service to approve the payment of such refund, pursuant to section 6405(a) of the Internal Revenue Code. The Service agrees to submit its report to the Joint Committee promptly upon a final determina tion of a refund by agreement of the parties or by court order.

B.  Final Determination of the Service's Claim and Friedman's Refund
    ----------------------------------------------------------------

         4. Unless the Service withdraws its proofs of claim in this bankruptcy proceeding, if Friedman's and the Service are unable to agree to the amount, if any, of the Claim, this Court shall retain jurisdiction to resolve any dispute. Friedman's and the Service agree that any dispute regarding the Claim shall be heard on an expedited basis.

         5. If (i) there is no dispute as to the amount, if any, of the Claim, or (ii) the Service concedes to Friedman's in writing that no net tax is owed for Tax Years 2001 through 2004 and that Friedman's is entitled to a refund, but Friedman's and the Service are unable to agree to the amount of any refund owed to Friedman's (after taking into account the amount of the Allowed Claim, if any), such dispute shall be determined, in a non-bankruptcy forum in a reasonably prompt fashion, pursuant to the customary manner for resolving refund claims.

C.  Setoff of the Service's Claim and the Friedman's Refund
    -------------------------------------------------------

         6. The Allowed Claim, if any, shall be set off against any refund owed to Friedman's for tax years 2002 through 2004 and, provided that Cougar irrevocably releases any claim for its own account as an unconsolidated subsidiary to the taxes and estimated taxes paid by Cougar for years 2001 through 2004, such taxes and estimated taxes. If the amount of any refund is determined in a non-bankruptcy forum, the Service shall retain its right to set off against the amount of the refund any amount determined by the non-bankruptcy forum to be owed within the Capped Amount.

         7. In the event that the Allowed Claim exceeds any refund owed to Friedman's, Friedman's, including any affiliates or successors, liability for any such amount shall be limited to $4.5 million (the "Capped Liability") and shall be payable as provided in the Debtors' First Amended Plan of Reorganization, as confirmed by the Court on November 23, 2005 (Docket No.
1338).

D. Settlement of Cougar Reinsurance Company Matters
   ------------------------------------------------

         8. Friedman's settlement offer relating to Friedman's reinsurance subsidiary, Cougar, dated November 4, 2005, shall be reinstated and extended for a period of 15 days from the date of this Order. In the event that a closing agreement between Friedman's and the Service does not resolve all issues relating to Cougar, the Court shall retain jurisdiction to resolve such matters and Friedman's and the Service consent to an expedited hearing.

E.  Reservation of Rights and Retention of Jurisdiction
    ---------------------------------------------------

         9. Except as expressly set forth in this Agreed Order, each of the Service and Friedman's reserves its respective rights to move this Court, for cause, for any appropriate relief not inconsistent with this Agreed Order. This Court shall retain jurisdiction to enforce the terms of this Agreed Order, and to hear and deter mine disputes regarding the interpretation of this Agreed Order.

Dated: Savannah, Georgia
       December 5th , 2005

                                       /s/ Lamar Davis Jr.
                                    -----------------------------
                                    Honorable Lamar W. Davis, Jr.
                                    United States Bankruptcy Judge

AGREED TO AND APPROVED FOR ENTRY:

 /s/ John Wm. Butler Jr.
 --------------------------
John Wm. Butler, Jr.
J. Andre LeDuc
George N. Panagakis
Frances Kao
SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois 60606-1285
(312) 407-0700

and

/s/ Kathleen Horne

Kathleen Horne (Ga. Bar No. 367456)
Dolly Chisholm (Ga.. Bar No. 124922)
Matthew Mills (Ga. Bar No. 509718)
INGLESBY, FALLIGANT, HORNE, COURINGTON
  & CHISHOLM, A Professional Corporation
17 West McDonough Street, P.O. Box 1368
Savannah, Georgia 31402-1368
(912) 232-7000

Attorneys for Debtors and Debtors-in-Possession

AND

   /s/ John M. Bilheimer
 ---------------------------------------
John M. Bilheimer (Ark. Bar No. 69003)
Steven D. Grimberg (Ga. Bar No. 312144)
Trial Attorneys, Tax Division
U.S. Department of Justice
P.O. Box 14198, Ben Franklin Station
Washington, D.C.  20044
Telephone:  (202) 514-6070 (Bilheimer)
            (202) 514-5892 (Grimberg)

Attorneys for the United States


AGREED TO AND APPROVED FOR ENTRY:

John Wm. Butler, Jr.
J. Andre LeDuc
George N. Panagakis
Frances Kao
SKADDEN, ARPS, SLATE, MEAGHER
         & FLOM LLP
333 West Wacker Drive, Suite 2100
Chicago, Illinois   60606-1285

and

Kathleen Horne (Ga. Bar No. 367456)
Dolly Chisholm (Ga. Bar No. 124922)
Matthew Mills   (Ga. Bar No. 509718)
INGLESBY, FALLIGANT, HORNE, COURINGTON
& CHISHOLM, A Professional Corporation
17 West McDonough Street, P.O. Box 1368
Savannah, Georgia 31402-1368
(912) 232-7000

Attorneys for Debtors and Debtors in Possession

John M. Bilheimer (Ark. Bar No. 69003)         LISA GODBEY WOOD
Steven D. Grimberg (Ga. Bar No. 31244)         UNITED STATES ATTORNEY
Trial Attorneys, Tax Division
U.S. Department of Justice                     /s/ Delora Kennebrew
P.O. Box 14198, Ben Franklin Station           -------------------------------
Washington, D.C. 20044                         Delora L. Kennebrew
Telephone: (202) 514-6070 (Bilheimer)          Assistant U.S. Attorney
           (202) 514-5892 (Grimberg)           Chief, Civil Division
                                               (Ga. Bar No. 414320)
                                               U.S. Department of Justice
                                               Office of the U.S. Attorney
                                               Southern District of Georgia
                                               Savannah, Georgia 31405
                                               (912) 652-4422/ext. 512

Attorneys for the United States of America